Exhibit 10.1

FIFTEENTH AMENDMENT TO CONSOLIDATED PROMISSORY NOTE

THIS FIFTEENTH AMENDMENT TO CONSOLIDATED PROMISSORY NOTE (the “Fifteenth Amendment”) is made and entered into as of the 23th day of August 2016 by Discovery Energy Corp. a Nevada corporation f/k/a “Santos Resource Corp.” (herein called “Maker”), and Liberty Petroleum Corporation, an Arizona corporation (herein called “Payee”).

RECITALS:

WHEREAS, Maker executed in favor of Payee a Promissory Note (the “Note”) dated September 26, 2013 for a principal amount of $542,294; and

WHEREAS, pursuant to a series of amendments on the Note, First through Fourteenth (for purposes of the remainder of this Fifteenth Amendment, the term "Note" shall mean the Note as heretofore amended by said first 14 amendments), the principal amount of the Note and accrued interest on this Note were to become due and payable on the 20th day of September 2016; and

WHEREAS, in connection with the execution of this Fifteenth Amendment, Maker made a payment to Payee in the amount of $100,000 to reduce the principal amount of the Note so that, by their execution of this Fifteenth Amendment, the parties agree and acknowledge that the principal amount of the Note is $487,724 as of the date of this Fifteenth Amendment, taking into account interest that had accrued on the Note through the 5th day of May 2016 and that had been added to the outstanding principal amount; and

WHEREAS, Maker wishes to receive an extension of the Note, and the Payee is willing to so extend the Note; and

WHEREAS, the parties hereto desire to amend the Note upon the terms, provisions and conditions set forth herein;

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises herein, the parties hereto hereby agree as follows (all undefined, capitalized terms used herein shall have the meanings assigned to such term in the Note):

1.	Amendment to the Note. In consideration of the mutual promises herein, the Note shall be amended so that: the outstanding principal of this Note ($487,724) and all interest that accrues on this Note after the 5th day of May 2016 shall become due and payable in a single balloon payment on the 31st day of October 2016, notwithstanding anything else provided for in the Note. Moreover, notwithstanding anything else provided for in the Note, on or before the 31st day of October 2016, this Note can be paid in its entirety by Maker’s (a) payment to Payee of a cash amount equal to the sum of $200,000.00, plus the amount of interest that accrues on this Note after the 5th day of May 2016, and (b) issuance of 1,150,895 restricted shares of Maker's common stock, which number of shares was determined by dividing $287,724 by a per-share price of $0.25.

2.	Miscellaneous. Except as otherwise expressly provided herein, the Note is not amended, modified or affected by this Fifteenth Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Note are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this Fifteenth Amendment becomes effective, the terms, “Note,” “herein,” “hereunder” and terms of like import, when used herein or in the Note shall, except where the context otherwise requires, refer to the Note, as amended by this Fifteenth Amendment. This Fifteenth Amendment may be executed in counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument. This Fifteenth Amendment shall be deemed fully executed and delivered when duly signed by the signatories and delivered via “PDF” or facsimile transmission.

IN WITNESS WHEREOF, the undersigned have set their hands hereunto as the first date written above.

DISCOVERY ENERGY CORP.,	LIBERTY PETROLEUM CORPORATION,
Nevada corporation	an Arizona corporations

/s/ Keith J. McKenzie	/s/ Lane Franks
Keith J. McKenzie,	Lane Franks,
Chief Executive Officer	President

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